Exhibit 99

AGREEMENT RELATING TO FILING OF
JOINT STATEMENT PURSUANT TO
RULE 13D-1(k) UNDER THE
SECURITIES ACT OF 1934, AS AMENDED

The undersigned agree to the Statement on Schedule 13G to which this Agreement is attached is filed on behalf of each of them.

Date:    January 31, 2014

Delaware Charter Guarantee & Trust Company

By:	/s/ Kristin M. Camp	January 31, 2014
Kristin M. Camp Vice President, Operations

Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the Baltimore County Savings Bank Employee Stock Ownership Plan

By:	/s/ Kristin M. Camp	January 31, 2014
Kristin M. Camp Vice President, Operations